Exhibit 4.2

Sundance Employee Option Plan

MinterEllison
LAWYERS

Sundance Employee Option Plan

Plan Rules		3

1.	Introduction	3

2.	Defined terms and interpretation	3

3.	Principal conditions	7

4.	Operation of the Plan	7

5.	Offers	7

6.	Application for Options	8

7.	Issue of Options	8

8.	Exercise of Options	9

9.	Lapse of Options	10

10.	Dealings with Options	10

11.	Participation rights, bonus issues, rights issues, reorganisations of capital and winding up	11

12.	Quotation of Shares	12

13.	Administration of the Plan	13

14.	Amendment to Rules	14

15.	Rights of Participants	14

16.	Notices	14

17.	Governing law	14

18.	Advice	14

Plan Rules

1.                                   Introduction

1.1                            Name of Plan

The Plan is called the Sundance Employee Option Plan.

1.2                            Objects of Plan

The objects of the Plan are to:

(a)                               provide an incentive for Eligible Employees to remain in their employment in the long term;

(b)                               recognise the ongoing ability of Eligible Employees and their expected efforts and contribution in the long term to the performance and success of the Group; and

(c)                                provide Eligible Employees with the opportunity to acquire Options, and ultimately Shares, in the Company, in accordance with these Rules.

1.3                            Commencement of Plan

The Plan commences on the date determined by the Plan Committee.

2.                                   Defined terms and interpretation

2.1                            Defined terms

In these Rules, unless the context otherwise requires:

Accelerated Vesting Event means the occurrence of:

(a)                               a Special Circumstance in respect of a Participant; and

(b)                               a circumstance set out in Rule 10.3.

Applicable Law means one or more, as the context requires of:

(a)                               the Corporations Act 2001 (Cth);

(b)                               Corporations Regulations;

(c)                                the Listing Rules;

(d)                               any other applicable securities laws;

(e)                               the constitution of the Company; and

(f)                                any practice note, policy statement, class order, declaration, guideline, policy or procedure authorising or entitling ASIC or ASX to regulate, implement or enforce, either directly or indirectly:

(i)                                  a provision of the laws, regulations, rules or constitution referred to in paragraphs (a) to (e); or

(ii)                               any agreement or deed made under the laws, regulations, rules or constitution referred to in paragraphs (a) to (e); or

(iii)                            a person’s conduct or proposed conduct under the laws, regulations, rules or constitution referred to in paragraphs (a) to (e), or any agreement or deed referred to in paragraph (f)(ii).

Application Form means a duly completed and executed application for the issue of Options made by an Eligible Employee in respect of an Offer, in the form approved by the Plan Committee from time to time.

ASIC means the Australian Securities and Investments Commission.

ASX means Australian Stock Exchange Ltd ACN 008 624 691.

Board means all or some of the directors of the Company acting as a board or its delegate under Section 198D of the Corporations Act 2001 (Cth).

Certificate means, with respect to an Option:

(a)                               a certificate issued under these Rules in the form approved by the Plan Committee from time to time, or if the Plan Committee determines that Options are uncertificated, then a statement issued to the Participant, disclosing:

(i)                                  the number of Options entered in the register of Option holders in respect of the Participant; and

(ii)                               the information in Rule 7.3.

Company means Sundance Energy Australia Limited ABN 76 112 202 883.

Corporations Regulations means any and all regulations made under the Corporations Act 2001 (Cth).

Date of Grant means, with respect to an Option, the date on which the Plan Committee grants the Option to an Eligible Employee.

Director means a director of the Company.

Eligible Employee means an Employee whom the Plan Committee determines is to receive an Offer under the Plan.

Employee means:

(a)                               an individual whom the Plan Committee determines to be in the full-time or part-time employment of a body corporate in the Group (including any employee on parental leave, long service leave or other special leave as approved by the Plan Committee);

(b)                               a director of a body corporate in the Group who holds a salaried employment or office in a body corporate in the Group;

(c)                                a director of the Company;

(d)                               an individual who provides services to a body corporate in the Group whom the Plan Committee determines to be an Employee for the purposes of the Plan;

(e)                                an individual whose associate (as that expression is defined in Section 139GE of the Income Tax Assessment Act 1936) provides services to a body corporate in the Group, which individual the Plan Committee determines to be an Employee for the purposes of the Plan; or

(f)                                 an individual otherwise in the employment of a body corporate in the Group whom the Plan Committee determines to be an Employee for the purposes of the Plan.

Exercise Conditions means the performance, vesting or other conditions (if any) determined by the Plan Committee and specified in an Offer which are, subject to these Rules, required to be satisfied, reached or met before an Option can, during the Exercise Period, be exercised.

Exercise Period means the period commencing on the First Exercise Date and ending on the Last Exercise Date.

Exercise Price means the amount payable by the holder of an Option on the exercise of the Option, being the amount fixed at the time of the issue of the Option and as determined under Rule 5.5.

First Exercise Date with respect to an Option means, unless otherwise specified in an Offer, the earlier of:

(a)                               the vesting date applicable to the Option under Rule 8.3; or

(b)                               the date on which a Special Circumstance arises in respect of the Participant holding the Option.

Group means the Company and its Subsidiaries.

Last Exercise Date with respect to an Option means, unless otherwise specified in an Offer:

(a)                               the date which is one day before the tenth anniversary of the Date of Grant; or

(b)                               if a Special Circumstance arises in respect of a Participant prior to the date specified in paragraph (a), then the earlier of:

(i)                                  the date specified in paragraph (a); or

(ii)                               the date which is 12 months (or such longer period as may be determined by the Plan Committee) after the Special Circumstance arises.

Legal Personal Representative means the executor of the will or an administrator of the estate of a deceased person, the trustee of the estate of a person under a legal disability or a person who holds an enduring power of attorney granted by another person.

Listing Rules means the listing rules of ASX.

Notice of Exercise means a duly completed and executed notice of exercise of an Option by a Participant, in the form approved by the Plan Committee from time to time.

Option means an option issued to a Participant under the Plan to subscribe for a Share.

Offer means an invitation to an Eligible Employee made by the Company under Rule 5.1 to apply for an issue of Options.

Participant means a person who holds Options issued under the Plan and includes, if a Participant dies or becomes subject to a legal disability, the Legal Personal Representative of the Participant.

Plan means the Employee Option Plan governed by these Rules.

Plan Committee means the committee of the Board to which power to administer the Plan has been delegated or if there has been no delegation, the Board.

Redundancy means the termination or cessation of a Participant’s employment or office with a body corporate in the Group as a result of redundancy, as determined by the Plan Committee.

Rules means the rules governing the operation of the Plan set out in this document, as amended from time to time.

Security Interest means a mortgage, charge, pledge, lien, encumbrance or other third party interest of any nature.

Shares means fully paid ordinary shares in the capital of the Company.

Special Circumstance means with respect to a Participant:

(a)                               Total and Permanent Disablement;

(b)                               Redundancy;

(c)                                the death of the Participant;

(d)                               any other circumstances as the Plan Committee may at any time determine (whether in relation to the Participant, a class of Participants, particular circumstances or a class of circumstances) and whether before or after the Date of Grant.

Subsidiary means:

(a)                               a body corporate of which the Company is a holding company in terms of Division 6 of Part 1.2 of the Corporations Act 2001 (Cth) that the Plan Committee has approved for participation in the Plan; or

(b)                               a body corporate in which the Company has voting power of not less than 20% (determined under Section 610 of the Corporations Act 2001 (Cth)) that the Plan Committee has approved for participation in the Plan.

Tax includes any tax, levy, impost, GST, deduction, charge, rate, contribution, duty or withholding which is assessed (or deemed to be assessed), levied, imposed or made by any government or any governmental, semi-governmental or judicial entity or authority together with any interest, penalty, fine, charge, fee or other amount assessed (or deemed to be assessed), levied, imposed or made on or in respect of any or all of the foregoing.

Total and Permanent Disablement means the termination or cessation of a Participant’s employment with the Company or a Subsidiary as a result of total and permanent disablement, as determined by the Plan Committee.

2.2                            Interpretation

In these Rules, unless the context otherwise requires:

(a)                               headings are for convenience only and do not affect the interpretation of these Rules;

(b)                               reference to any legislation or a provision of any legislation includes a modification or re-enactment of the legislation or a legislative provision substituted for, and all legislation and statutory instruments and regulations issued under, the legislation;

(c)                                words denoting the singular include the plural and vice versa;

(d)                               words denoting a gender include the other genders;

(e)                                reference to any document or agreement includes reference to that document or agreement as amended, novated, supplemented, varied or replaced from time to time;

(f)                                where any word or phrase is given a defined meaning in these Rules, any part of speech or other grammatical form of that word or phrase has a corresponding meaning;

(g)                               reference to a rule or paragraph is a reference to a rule or paragraph of these Rules, or the corresponding Rule or Rules of the Plan as amended from time to time; and

(h)                               where an act or thing must be done on a particular day or within a particular period, that act or thing must be done before, and that period ends at, 5.00 pm on the relevant day.

2.3                            Primary instruments

These Rules are to be interpreted subject to the Applicable Laws.

3.                                   Principal conditions

3.1                            Plan limit

The number of ordinary shares in the capital of the Company acquired during the previous three years from new issues by the Company under the Plan and all other employee share schemes established by the Company (including as a result of exercise of options to acquire unissued Shares granted under those employee share schemes), when aggregated with the number of Shares which would be acquired from new issues by the Company under all employee share schemes established by the Company were all outstanding options to acquire unissued Shares (issued pursuant to those employee share schemes) to be exercised, must not exceed 10% of the total number of issued Shares.

3.2                            Options issued only to Employees

No Options may be issued to a person under the Plan unless the person remains an Employee as at the Date of Grant, or the Plan Committee determines otherwise.

3.3                            Compliance with laws

No Option may be offered or issued to, or exercised by, an Eligible Employee or Participant if to do so would contravene an Applicable Law.

4.                                   Operation of the Plan

The Plan operates according to these Rules which bind the Company, any Subsidiary and each Participant.

5.                                   Offers

5.1                            Plan Committee may make Offer

Subject to these Rules, the Plan Committee may from time to time make an Offer to an Eligible Employee.

5.2                            Form of Offer

An Offer must be in writing and subject to Rule 5.3, the form of the Offer and any acceptance of the invitation constituted by the Offer must be as approved by the Plan Committee from time to time.

5.3                            Information contained in Offer

An Offer must state:

(a)                               the name and address of the Eligible Employee to whom the Offer is made;

(b)                               the date of the Offer;

(c)                                the period for acceptance of the invitation constituted by the Offer;

(d)                               the maximum number of Options for which the Eligible Employee may make application;

(e)                               the expected Date of Grant of the Options the subject of the Offer;

(f)                                the expected First Exercise Date of the Options the subject of the Offer;

(g)                                the expected Last Exercise Date of the Options the subject of the Offer;

(h)                               the Exercise Price or the manner of determining the Exercise Price of the Options the subject of the Offer;

(i)                                   the Exercise Conditions (if any) attaching to the Options the subject of the Offer; and

(j)                                  any other specific terms and conditions applicable to the Offer.

5.4                            Number of Options

Subject to Rule 3.1, the number of Options the subject of an Offer to an Eligible Employee is as determined by the Plan Committee.

5.5                            Exercise Price

Subject to any adjustment under Rule 11, the Exercise Price in respect of an Option is as determined by the Plan Committee.

5.6                            Exercise Price in Australian dollars

The Exercise Price in respect of an Option must be denominated and payable in Australian dollars.

5.7                            Offer personal

An Offer under the Plan is personal to the Eligible Employee to whom it is made and, accordingly, the invitation constituted by an Offer may only be accepted by, and Options may only be issued to, the Eligible Employee to whom the Offer is made.

6.                                   Application for Options

6.1                            Acceptance of Offer

An Eligible Employee may accept the invitation constituted by an Offer by giving to the Company an Application Form within the period specified in the Offer.

6.2                            Application for all or some of Options

An Eligible Employee may in his or her discretion accept the invitation constituted by an Offer, in whole or in part, in multiples of 100 Options or another multiple of Options as the Plan Committee may allow for the Eligible Employee.

6.3                            Lapse of Offer

An Offer not accepted in accordance with Rule 6.1 lapses unless the Plan Committee determines otherwise.

7.                                   Issue of Options

7.1                            Acceptance of application and issue

The Company may, within 60 days after receiving a duly completed Application Form from an Eligible Employee but subject to the conditions of the Offer:

(a)                               accept the Application Form;

(b)                               issue to the Eligible Employee all of the Options the subject of the Application Form; and

(c)                                notify the Eligible Employee of the Date of Grant of those Options.

7.2                            Eligible Employee becomes a Participant

On the issue of an Option following receipt by the Company of an Application Form, an Eligible Employee becomes a Participant and is bound by these Rules.

7.3                            Certificates

The Company must give a Participant one or more Certificates stating:

(a)                               the number of Options issued to the Participant;

(b)                               the Exercise Price of those Options; and

(c)                                the Date of Grant of those Options.

7.4                            Consideration for Options

Options will be issued for consideration comprising the services that are expected to be provided by an Eligible Employee to or for the benefit of the Group, but no further monetary or other consideration will be payable in respect of the issue of an Option.

7.5                            Entitlement to underlying Shares

Subject to these Rules, each Option confers on its holder the entitlement to subscribe for and be issued one fully paid Share at the Exercise Price.

7.6                            Interest in Shares

A Participant has no interest in a Share the subject of an Option held by the Participant unless and until the Share is issued to that Participant under these Rules.

8.                                   Exercise of Options

8.1                            Exercise during Exercise Period

Subject to Rules 3.3, 8.2, 8.3 and 8.4, an Option may be exercised at any time during the Exercise Period for that Option.

8.2                            Exercise before Exercise Period

Subject to Rule 8.3, an Option may be exercised before the Exercise Period if permitted under Rules 10.4 or 11.5.

8.3                            Vesting dates

Unless otherwise specified in an Offer, the vesting dates (refer defined term of First Exercise Date) applicable to Options the subject of an Application Form are as follows:

(a)                               33.33% of the Options - the date that is the first anniversary of the Date of Grant of the Options;

(b)                               33.33% of the Options - the date that is the second anniversary of the Date of Grant of the Options; and

(c)                                33.33% of the Options - the date that is the third anniversary of the Date of Grant of the Options.

8.4                            Exercise Conditions

Subject to Rule 8.5, if the Offer in respect of an Option specifies any Exercise Conditions, the Option may not be exercised unless and until those Exercise Conditions have been satisfied, reached or met.

8.5                            Waiver of Exercise Conditions

The Plan Committee may, at its discretion, by notice to the Participant reduce or waive the Exercise Conditions attaching to Options in whole or in part at any time and in any particular case including due to Special Circumstance or another Accelerated Vesting Event.

8.6                            Exercise of Options

Subject to these Rules, Options which have not lapsed may be exercised by the Participant giving to the Company:

(a)                               a Notice of Exercise signed by the Participant;

(b)                               the Certificate for those Options; and

(c)                                a cheque payable to the Company (or another form of payment acceptable to the Board) in the amount of the product of the number of Options then being exercised by the participant and the Exercise Price.

8.7                            Issue of Shares

Subject to these Rules and the Listing Rules, on the exercise of an Option the Company must:

(a)                               procure the transfer of a Share; or

(b)                               issue and allot a Share.

8.8                            Clearance of Exercise Price

The Company is not obliged to issue Shares on exercise of Options until any cheque received in payment of the Exercise Price has been honoured on presentation.

8.9                            Exercise all or some Options

(a)                               A Participant may only exercise Options in multiples of 100 or another multiple as the Plan Committee determines unless the Participant exercises all Options covered by a Certificate able to be exercised by him or her at that time.

(b)                               The exercise by a Participant of only some of the Options held by the Participant does not affect the Participant’s right to exercise at a later date other Options held by the Participant (whether those other Options have the same First Exercise Date or otherwise).

8.10                     Replacement Certificate

If a Participant submits a Notice of Exercise in respect of only part of the Options covered by a Certificate, the Company must issue a Certificate stating the remaining number of Options held by the Participant.

8.11                     Shares rank equally

Unless otherwise provided in a Notice of Exercise, Shares issued on the exercise of Options rank equally with all existing Shares on and from the date of issue in respect of all rights issues, bonus share issues and dividends which have a record date for determining entitlements on or after the date of issue of those Shares.

9.                                   Lapse of Options

9.1                            Lapse of Options

An Option lapses on the Last Exercise Date.

10.                            Dealings with Options

10.1                     Options personal

Except where Options have been transferred under Rule 10.3, Options held by a Participant are personal to the Participant and may not be exercised by another person.

10.2                     No unauthorised disposal

Except as permitted under Rule 10.3, a Participant must not dispose of or grant a Security Interest over or otherwise deal with an Option or an interest in an Option, and the Security Interest or disposal or dealing is not recognised in any manner by the Company.

10.3                     Permitted transfer of Options and Accelerated Vesting Events

Options may be transferred, by an instrument of transfer, in the following circumstances only:

(a)                               a transfer constituting the necessary transfer documents following an acceptance of an offer made under an off-market bid relating to Options;

(b)                               a transfer to a bidder on the sale of the Options under Division 3 of Part 6A.1 of the Corporations Act 2001 (Cth);

(c)                                a transfer to a 100% holder on the sale of the Options under Division 2 of Part 6A.2 of the Corporations Act 2001 (Cth);

(d)                               a transfer under Part 6A.3 of the Corporations Act 2001 (Cth) to a person entitled to acquire the Options under section 661A or 664A of the Corporations Act 2001 (Cth); or

(e)                                a transfer approved by the Board in those circumstances as may be determined by the Board.

10.4                     First Exercise Date brought forward

If an Accelerated Vesting Event occurs while a Participant is employed with the Group, the Board may, at its discretion:

(a)                               bring forward the First Exercise Date of all Options held by the Participant to a date determined by the Plan Committee; and

(b)                               waive or vary any Exercise Conditions in regard to an Option held by the Participant in accordance with Rule 8.5.

10.5                     Notice to Participants of change

If the Plan Committee determines to alter the First Exercise Date and Exercise Conditions under Rule 10.4, the Company:

(a)                               must within 14 days of the alteration give notice to each Participant affected by the Accelerated Vesting Event in respect of any Options held by the Participant; and

(b)                               may have to issue a replacement Certificate for the Options.

11.                            Participation rights, bonus issues, rights issues, reorganisations of capital and winding up

11.1                     New issues

(a)                               Participants are not entitled to participate in any new issue to existing Share holders of securities in the Company unless:

(i)                                  they have become entitled to exercise their Options under the Plan; and

(ii)                               they do so before the record date for the determination of entitlements to the new issue of securities and participate as a result of being holders of Shares.

(b)                               The Company must give Participants, in accordance with the Listing Rules, notice of any new issue of securities before the record date for determining entitlements to the new issue.

11.2                     Bonus issues

If the Company makes (whether before or during the Exercise Period) a bonus issue of Shares or other securities to existing holders of Shares (other than an issue in lieu or in satisfaction of dividends or by way of dividend reinvestment) and no Share has been issued in respect of an Option before the record date for determining entitlements to the bonus issue, then the number of underlying Shares over which the Option is exercisable is increased by the number of Shares which the Participant would have received if the Participant had exercised the Option prior to such record date.

11.3                     Pro-rata issues

If the Company makes (whether before or during the Exercise Period) a pro-rata issue of Shares (except a bonus issue) to existing holders of Shares (other than an issue in lieu or in satisfaction of dividends or by way of dividend reinvestment) and no Share has been issued in respect of an Option before the record date for determining entitlements to the issue, the Exercise Price of the Option is reduced in accordance with the Listing Rules.

11.4                     Reorganisation of capital

If there is a reorganisation of capital of the Company (whether before or during the Exercise Period) then the rights of a Participant (including the number of Options to which each Participant is entitled and the Exercise Price) is changed to the extent necessary to comply with the Listing Rules applying to a reorganisation of capital at the time of the reorganisation.

11.5                     Winding up

If (whether before or during the Exercise Period) a resolution for a members’ voluntary winding up of the Company is proposed (other than for the purpose of a reconstruction or amalgamation) the Plan Committee may, in its absolute discretion, give written notice to Participants of the proposed resolution.  Subject to the Exercise Conditions, the Participants may, during the period referred to in the notice, exercise their Options if the Last Exercise Date for the Options has not expired.

11.6                     Fractions of Shares

For the purposes of this Rule 11, if Options are exercised simultaneously, then the Participant may aggregate the number of Shares or fractions of Shares for which the Participant is entitled to subscribe.  Fractions in the aggregate number only will be disregarded in determining the total entitlement of a Participant.

11.7                     Calculations and adjustments

Any calculations or adjustments which are required to be made under this Rule 11 will be made by the Plan Committee and, in the absence of manifest error, are final and conclusive and binding on the Company and the Participant.

11.8                     Notice of change

The Company must within a reasonable period give to each Participant notice of any change under Rule 11 to the Exercise Price of any Options held by the Participant or to the number of Shares which the Participant is entitled to subscribe for on exercise of an Option.

12.                            Quotation of Shares

12.1                     No Quotation of Options

The Company will not seek official quotation of any Options.

12.2                     Quotation of Shares

The Company must apply to ASX for quotation of Shares issued on exercise of Options if other Shares of the Company are officially quoted by ASX at that time.

13.                            Administration of the Plan

13.1                     Administration

The Plan is administered by the Plan Committee.

13.2                     Powers of the Plan Committee

The Plan Committee has power to:

(a)                               determine appropriate procedures and make regulations for the administration of the Plan which are consistent with these Rules;

(b)                               resolve conclusively all questions of fact or interpretation arising in connection with the Plan;

(c)                                terminate or suspend the operation of the Plan at any time, provided that the termination or suspension does not adversely affect or prejudice the rights of Participants holding Options at that time;

(d)                               delegate those functions and powers it considers appropriate, for the efficient administration of the Plan, to any person or persons whom the Plan Committee reasonably believes to be capable of performing those functions and exercising those powers;

(e)                                take and rely upon independent professional or expert advice in or in relation to the exercise of any of their powers or discretions under these Rules;

(f)                                 administer the Plan in accordance with these Rules as and to the extent provided in these Rules; and

(g)                                make regulations for the operation of the Plan consistent with these Rules.

13.3                     Exercise of powers or discretion

Any power or discretion which is conferred on the Plan Committee or Board by these Rules may be exercised by the Plan Committee or Board in the interests or for the benefit of the Company, and the Plan Committee or Board is not, in exercising that power or discretion, under any fiduciary or other obligation to another person.

13.4                     Determinations

Where these Rules provide for a determination, decision, approval or opinion of the Plan Committee or Board, that determination, decision, approval or opinion may be made or given by the Plan Committee or Board (as applicable) in its absolute discretion.

13.5                     Expenses and costs

Subject to these Rules, the Company and its Subsidiaries must pay all expenses, costs and charges incurred in the administration of the Plan in the amounts and proportions as they shall agree.

13.6                     Tax

The Company is not responsible for any Tax which may become payable by a Participant in connection with the issue of Shares pursuant to an exercise of Options or another dealing by a Participant with the Options or Shares.

14.                            Amendment to Rules

14.1                     Board may amend Rules

Subject to the Listing Rules, the Board may at any time amend any of these Rules, or waive or modify the application of any of these Rules in relation to a Participant.

14.2                     Consent of Participants

If an amendment to be made under Rule 14.1 would adversely affect the rights of Participants in respect of any Options then held by them, the Board must obtain the consent of Participants who between them hold not less than 75% of the total number of those Options held by all those Participants before making the amendment.

14.3                     Eligible Employees outside Australia

The Board may make any additions, variations or modifications to the Rules, in relation to the implementation of the Plan and the specific application of the Rules to Eligible Employees residing outside Australia.

15.                           Rights of Participants

15.1                     No conferred rights

These Rules:

(a)                               do not confer on an Employee the right to receive an Offer;

(b)                               do not confer on a Participant the right to continue as an Employee;

(c)                                do not affect any rights which the Company or a Subsidiary may have to terminate the employment of a Participant; and

(d)                               may not be used to increase damages in an action brought against the Company or a Subsidiary in respect of that termination.

15.2                     Voting at general meetings

Participants do not, as Participants, have any right to attend or vote at general meetings of holders of Shares.

16.                            Notices

Notices may be given by the Company to Participants in any manner that the Plan Committee may from time to time determine.

17.                            Governing law

These Rules and the rights and obligations of Participants under the Plan are governed by the law of South Australia, Australia, and each Participant irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of South Australia, Australia.

18.                            Advice

Eligible Employees should obtain their own independent advice at their own expense on the financial, taxation and other consequences to them of or relating to participation in the Plan.